EXHIBIT 99.1
AMENDMENT NUMBER THREE
TO THE
BROADRIDGE FINANCIAL SOLUTIONS, INC.
CHANGE IN CONTROL SEVERANCE PLAN FOR CORPORATE OFFICERS

WHEREAS, Broadridge Financial Solutions, Inc. (the “Company”) maintains the Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers, as amended (the “Plan”); and

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan at any time, except that in no event may any amendment reducing the benefits provided under the Plan be effective until at least six months after the date of the applicable action by the Board; and

WHEREAS, the Company wishes to amend the Plan as set forth below, effective six months after the date of adoption of this amendment by the Board, i.e., December 10, 2020; and

NOW, THEREFORE, effective on December 10, 2020, the Plan is hereby amended as follows:

1. Section 1.1(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) If a Change in Control occurs prior to the date a Participant’s employment with the Company terminates, then upon the termination of the Participant’s employment by the Company without “Cause” (as defined in Section 7.1 below) or by the Participant for “Good Reason” (as defined in Section 7.4 below) (individually, a “Qualifying Termination”), in either case during the two year period following the Change in Control, such Participant shall be paid the applicable “Severance Benefit” (as defined below) and shall receive the additional benefits, if any, described in this Article I. The term “Severance Benefit” shall mean:

(i) an amount equal to 150% of the Participant’s “Current Total Annual Compensation” (as defined in Section 7.3 below); and

(ii) an amount equal to the Participant’s “Average Bonus Amount” for the calendar year in which the Qualifying Termination occurs, multiplied by a fraction, the numerator of which is the number of days in the calendar year prior to the date of the Participant’s Qualifying Termination and the denominator of which is 365.

For purposes hereof, a Participant’s “Average Bonus Amount” will be equal to the average of the Participant’s annual bonuses (prior to any bonus deferral) earned for the two calendar years prior to the calendar year in which the Qualifying Termination occurs; provided, however, that if the Participant has not been employed by the Company or an Affiliate during both of the prior two calendar years, the Participant’s “Average Bonus Amount” will be equal to the Participant’s annual bonus (prior to any bonus deferral) earned for the calendar year prior to the calendar year in which the Qualifying Termination occurs (or the Participant’s target annual bonus if the Participant was not employed during the prior calendar year).”

2. Section 1.1(b) of the Plan is amended by adding the following at the beginning thereof:

“Except as otherwise set forth in Section X.B of the Company’s Officer Severance Plan,”

3. Section 6.9 is hereby added to the Plan to read in its entirety as follows:

“6.9 Arbitration. Any dispute or controversy arising under or in connection with this Plan shall be resolved exclusively by binding arbitration. The arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration. The arbitrator shall be acceptable to both the Company and the Participant. If the parties cannot agree on an acceptable arbitrator, the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction thereof.”

4. Section 7.2 of the Plan is hereby amended to read in its entirety as follows:

“Change in Control” shall have the meaning set forth in the Company’s 2018 Omnibus Award Plan, as amended from time to time (or any successor thereto).”

5. Section 7.4 of the Plan is hereby amended to read in its entirety as follows:

“’Good Reason’ shall mean the occurrence of any of the following after a Change in Control without the Participant’s written consent: (A) material diminution with respect to the Participant’s position, duties, responsibilities, or authority as of the date immediately prior to the Change in Control; (B) a material reduction in the Participant’s aggregate compensation and benefits; (C) a failure of any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of the Company to assume in writing the obligations hereunder; or (D) a change in the location of the Participant’s primary worksite by more than fifty (50) miles from the location immediately prior to the Change in Control. A termination for Good Reason shall mean a termination by the Participant effected by written notice given by the Participant to the Company within 30 days after the occurrence of the Good Reason event, unless the Company shall, within 15 days after receiving such notice, take such action as is necessary to fully remedy such Good Reason event in which case the Good Reason event shall be deemed to have not occurred.”